UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2008
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-4.1: EIGHTH SUPPLEMENTAL INDENTURE
EX-99.1: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
     On April 14, 2008, in connection with their previously announced tender offer and consent solicitation, Alpha Natural Resources, LLC and Alpha Natural Resources Capital Corp. (the “Companies”), wholly-owned subsidiaries of Alpha Natural Resources Inc. (“Alpha”), entered into an Eighth Supplemental Indenture with respect to their 10% Senior Notes due 2012 with Wells Fargo Bank, National Association, as trustee, and the guarantors set forth therein (the “Supplemental Indenture”). The Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     On April 14, 2008, Alpha issued a press release announcing the Companies’ receipt of requisite consents to enter into the Supplemental Indenture. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
4.1	Eighth Supplemental Indenture dated as of April 14, 2008, among Alpha Natural Resources, LLC, Alpha Natural Resources Capital Corp., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release dated April 14, 2008.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.
April 15, 2008	By:	/s/ Vaughn R. Groves
		Name:	Vaughn R. Groves
		Title:	Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Eighth Supplemental Indenture dated as of April 14, 2008, among Alpha Natural Resources, LLC, Alpha Natural Resources Capital Corp., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release dated April 14, 2008.

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